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Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation in this Amendment No. 1 to the Registration Statement on Form S-4 filed with the Securities and Exchange Commission of our report dated March 18, 2011, with respect to the statements of financial condition of Beach Business Bank as of December 31, 2010 and 2009, the related statements of operations, shareholders' equity, and cash flows for the year ended December 31, 2010, and to the reference to our firm under the heading "Experts" included in this registration statement.

/s/ Vavrinek, Trine, Day & Co., LLP

Laguna Hills, California
November 9, 2011

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  Exhibit 23.4
Consent of Independent Registered Public Accounting Firm